UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2022

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 12, 2022, Cara Therapeutics, Inc. (the “Company”) announced the appointment of Ryan Maynard to serve as Chief Financial Officer of the Company, effective September 12, 2022. In this capacity, Mr. Maynard will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Maynard, 53, has over 20 years of experience in leading finance organizations at both public and private biopharmaceutical companies. Mr. Maynard served most recently as the Chief Financial Officer of LetsGetChecked, a global healthcare solutions company, from October 2019 to March 2022. Mr. Maynard previously was the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019. From 2001 through December 2017, Mr. Maynard held various leadership roles at Rigel Pharmaceuticals, a public commercial-stage drug development company, including serving as Executive Vice President and Chief Financial Officer from 2007 through December 2017. During his tenure at Rigel, Mr. Maynard was a key member of the executive team that successfully discovered, developed, and launched Tavalisse for the treatment of chronic immune thrombocytopenia. Mr. Maynard started his career at Ernst & Young, LLP where he earned his CPA. Mr. Maynard has been a member of the Board of Directors of Iovance Biotherapeutics since 2015. Mr. Maynard earned his B.S. in Commerce – Accounting from Santa Clara University.

Mr. Maynard’s offer letter, dated August 26, 2022 (the “Offer Letter”), provides that he will receive an initial annual base salary of $460,000. In addition, Mr. Maynard will be eligible to earn an annual discretionary bonus with a target amount equal to 40% of his then-current annual base salary. Further, on September 12, 2022 (the “Grant Date”), Mr. Maynard received an option (the “Option”) to purchase 225,000 shares of the Company’s common stock (the “Option Award”) which Option has an exercise price equal the fair market value of the Company’s common stock on the Nasdaq Global Market on the Grant Date. The Option Award vests over a four year period, with 25% of the Option Award vesting on the first anniversary of the Grant Date and the remainder vesting in equal monthly installments for the subsequent three-year period, subject to Mr. Maynard’s continuous employment with the Company as of each such vesting date. Also on September 1, 2022, the Company entered into its standard severance plan for executive officers with Mr. Maynard, the form of which was previously filed by the Company as Exhibit 10.14 to the Company’s Annual Report on Form 10-K (File No. 001-36279), filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022.

The Company expects to enter into its standard indemnification agreement for executive officers with Mr. Maynard, the form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192230), filed with the SEC on January 17, 2014.

There is no family relationship between Mr. Maynard and any director or executive officer of the Company and he has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of compensatory arrangements is not intended to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing the appointment of Mr. Maynard as the Company’s Chief Financial Officer. A copy of the press release is being furnished to the SEC as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	Offer Letter with Ryan Maynard
99.1	Press Release dated September 12, 2022
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ CHRISTOPHER POSNER
Christopher Posner
Chief Executive Officer

Date: September 12, 2022